As filed with the Securities and Exchange Commission on January 6, 2017

Registration No. 333-215292

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Care Capital Properties, LP

(Exact name of registrant as specified in its charter)

Delaware	6798	61-1761471
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

For co-registrants, please see “Table of Co-Registrants” beginning on the following page.

191 North Wacker Drive, Suite 1200

Chicago, Illinois 60606

(312) 881-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kristen M. Benson

Executive Vice President, General Counsel and Corporate Secretary

Care Capital Properties, Inc.
191 North Wacker Drive, Suite 1200

Chicago, Illinois 60606

(312) 881-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J.  Gerard Cummins, Esq.

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019

(212) 839-5300

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Registrant as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Care Capital Properties, Inc.	Delaware	37-1781195
Care Capital Properties GP, LLC	Delaware	47-3919190

(1) The address and agent for service of process for the additional Co-Registrants are the same as for Care Capital Properties, LP.

EXPLANATORY NOTE

Care Capital Properties, LP is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-4 (Registration No. 333-215292) (the “Registration Statement”) as an exhibit-only filing to file Exhibits 99.1, 99.2 and 99.3 with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus forming a part of the Registration Statement and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.    Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index beginning on page II-4.

(b) Financial Statement Schedules

The required schedules are included with the financial statements incorporated by reference into the prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 6th day of January, 2017.

CARE CAPITAL PROPERTIES, LP

By: CARE CAPITAL PROPERTIES GP, LLC, its General Partner

By:	/s/ RAYMOND J. LEWIS
	Name:	Raymond J. Lewis
	Title:	President

CARE CAPITAL PROPERTIES, INC.

By:	/s/ RAYMOND J. LEWIS
	Name:	Raymond J. Lewis
	Title:	Chief Executive Officer

CARE CAPITAL PROPERTIES GP, LLC

By:	/s/ RAYMOND J. LEWIS
	Name:	Raymond J. Lewis
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAYMOND J. LEWIS	Chief Executive Officer & Director (Principal Executive Officer) of Care Capital Properties, Inc. and President (Principal Executive Officer) of Care Capital Properties GP, LLC	January 6, 2017
Raymond J. Lewis

/s/ Lori B. Wittman

Executive Vice President & Chief Financial Officer (Principal Financial Officer) of Care Capital Properties, Inc. and Vice President and Treasurer (Principal Financial and Accounting Officer) of Care Capital Properties GP, LLC

January 6, 2017
Lori B. Wittman

/s/ Anna N. Fitzgerald	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer) of Care Capital Properties, Inc.	January 6, 2017
Anna N. Fitzgerald

*	Director of Care Capital Properties, Inc.	January 6, 2017
Douglas Crocker II

*	Director of Care Capital Properties, Inc.	January 6, 2017
John S. Gates, Jr.

*	Director of Care Capital Properties, Inc.	January 6, 2017
Ronald G. Geary

*	Director of Care Capital Properties, Inc.	January 6, 2017
Jeffrey A. Malehorn

*	Director of Care Capital Properties, Inc.	January 6, 2017
Dale A. Reiss

*	Director of Care Capital Properties, Inc.	January 6, 2017
John L. Workman

*By:	/s/ KRISTEN M. BENSON
Kristen M. Benson
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document	Location of Document

3.1	Amended and Restated Certificate of Incorporation of Care Capital Properties, Inc.	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on August 21, 2015.

3.2	Amended and Restated Bylaws of Care Capital Properties, Inc.	Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed on August 21, 2015.

3.3	Certificate of Limited Partnership of Care Capital Properties, LP	Previously filed.

3.4	Second Amended and Restated Limited Partnership Agreement of Care Capital Properties, LP	Incorporated by reference to Exhibit 10.1 to our Annual Report on Form 10-K filed on March 10, 2016.

3.5	Certificate of Formation of Care Capital Properties GP, LLC	Previously filed.

3.6	Second Amended and Restated Limited Liability Company Agreement of Care Capital Properties GP, LLC	Previously filed.

4.1	Indenture, dated as of July 14, 2016, by and among Care Capital Properties, LP, as Issuer, Care Capital Properties, Inc. and Care Capital Properties GP, LLC as Guarantors and Regions Bank, as Trustee.	Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on July 15, 2016.

4.2

Registration Rights Agreement, dated as of July 14, 2016, by and among Care Capital Properties, LP, as Care Capital Properties, Inc., Care Capital Properties GP, LLC and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Citigroup Global Markets, Inc.

Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on July 15, 2016.

5.1	Opinion of Sidley Austin LLP as to the legality of the securities being offered.	Previously filed.

8.1	Opinion of Sidley Austin LLP regarding certain tax matters.	Previously filed.

12.1	Computation of Ratio of Earnings to Fixed Charges for the Year Ended December 31, 2015.	Incorporated by reference to Exhibit 12.1 to our Registration Statement on Form S-3 (File No. 333-213616).

12.2	Computation of Ratio of Earnings to Fixed Charges	Incorporated by reference to Exhibit 12.1 to our

	for the Nine Months Ended September 30, 2016.	Quarterly Report on Form 10-Q filed on November 10, 2016.

23.1	Consent of KPMG LLP.	Previously filed.

23.2	Consent of BKD, LLP.	Previously filed.

23.3	Consent of Sidley Austin LLP (included as part of its opinions filed as Exhibit 5.1 and 8.1 hereto).

24.1	Powers of Attorney (included in the signature pages to the initial filing of this Registration Statement on December 23, 2016).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture referenced in Exhibit 4.1.	Previously filed.

99.1	Form of Letter of Transmittal.	Filed herewith.

99.2	Form of Letter to Clients.	Filed herewith.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.	Filed herewith.

99.4

Consolidated balance sheets of Senior Care Centers, LLC as of September 30, 2016 and 2015, and the related consolidated statements of operations and cash flows for the three and nine months ended September 30, 2016 and 2015.

Previously filed.